Exhibit 5.2

LEGAL OPINION OF NEAL, GERBER & EISENBERG LLP

May 2, 2013

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Re:	Allied Nevada Gold Corp.— Issuance of up to 16,100,00 shares of common stock

Ladies and Gentlemen:

We have acted as special counsel for Allied Nevada Gold Corp., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 16,100,00 shares of common stock of the Company, $0.001 par value per share (the “Shares”). Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Act”), the Shares are included in a registration statement on Form S–3 under the Act filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2010 (Registration No. 333-166766) (as so filed, the “Original Registration Statement”), a registration statement on Form S–3 under the Act filed with the Commission on May 2, 2013 (Registration No. 333-188295) (as so filed, the “Current Registration Statement”), a base prospectus dated May 2, 2013 (the “Base Prospectus”), and a preliminary prospectus supplement dated May 2, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Original Registration Statement, the Current Registration Statement or the Preliminary Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering the opinions set forth herein, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, in each case, as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies.

As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge or awareness concerning facts should be drawn from the fact that we have represented the Company or any affiliates of the Company in this or other matters.

Based upon and subject to the foregoing and to the limitations, qualifications and exceptions set forth below, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the underwriting agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2013 and the Preliminary Prospectus, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated May 2, 2013 and to the reference to our firm contained in the Preliminary Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Neal, Gerber & Eisenberg LLP